United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2008
(Date of Report)

Exotacar, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-137293 (Commission File Number)	20-5408832 (IRS Employer Identification No.)

1001 Bayhill Drive 2nd Floor – Suite 200 San Bruno, California (Address of principal executive offices)	94066 (Zip Code)

(650) 616-4123 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Loan Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On May 21, 2008, Exotacar, Inc. (the “Registrant”) entered into a loan agreement (the “Agreement”) with Seymore Investments Limited, LLC (the “Lender”).

     Pursuant to the terms and conditions of the Agreement, the Registrant acquired from the Lender US $150,000 at an agreed upon interest rate of 10% per year payable at the end of each twelve month period from the date of execution over a three year term (the “Transaction”).  There are no material terms under which the Agreement may be accelerated or increased, and there are no recourse provisions that would enable the Registrant to recover from third parties.

     A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Agreement, dated as of May 21, 2008, by and among Exotacar, Inc. and Seymore Investments Limited, LLC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008	EXOTACAR, INC.

/s/Rene Ronald Soullier
Rene Ronald Soullier
Chief Executive Officer